EXHBIT 10.40

                               EXECUTION COPY


                       EMPLOYMENT AGREEMENT
           This Employment Agreement, effective as of April 17, 1995 (the "Effective Date"), is by and between Midcoast Energy Resources, Inc. ("Employer" or "Midcoast") and I.J. Berthelot, II ("Employee").
           Section I.:                      Employment and Scope of Service.
           A. For and in consideration of the agreements set forth herein, Employer hereby employs Employee, and Employee hereby accepts employment from Employer in the capacity of Chief Engineer of Employer, or in such other executive capacity as may be mutually agreeable to the parties. Employee hereby agrees to perform the services required of him in such capacity in good faith and with reasonable diligence, such duties being those reasonable and customary duties that are from time to time established, designated and communicated to Employee by the President of Employer (the
"President") during the term of this Agreement.
           B. Employer shall, at Employer's sole cost and expense, provide Employee at Employer's principal place of business reasonable office space and facilities, office supplies, and reasonable secretarial and administrative assistance consistent with Employee's position with Employer.  In the event that Employee deems the secretarial and administrative assistance provided to him by the Employer to be unacceptable, Employee shall have the
authority to require that a satisfactory replacement be hired to provide such services to Employee.
           Section II.:                     Place of Employment.
Employee's duties under this Agreement shall be performed
principally and primarily at Employer's principal place of business in Houston, Texas, and incidentally and secondarily at such other place or places to which Employer, from time to time, may
reasonably request Employee to travel (at Employer's sole cost and expense) in connection with Employee's duties hereunder.
           Section III.:                    Time Devoted To Business.
Employee shall give best efforts and endeavors to the discharge of his duties and responsibilities hereunder. Employee shall devote his full business time and attention to Employer's business;
provided, however, that Employee may devote reasonable amounts of time to personal, outside business, charitable, and professional activities so long as such activities do not materially interfere with the performance of Employee's duties hereunder; and provided further, that subject to the foregoing, nothing in this Agreement shall be construed to limit Employee's conduct of personal business affairs nor private investments.
           Section IV.:                     Term of Employment.
Employee's term of employment shall commence on the Effective Date hereof and shall terminate on the fourth anniversary of such date, unless earlier terminated in accordance with Section 6 hereof.
           Section V.:                      Compensation.
In consideration of the services to be performed hereunder,
Employer agrees to pay or cause to be paid to Employee, and
Employee agrees to accept, the following:
           A. Base Salary.Employee's base salary shall be Fifty-Five Thousand, Two Hundred and No/100 Dollars ($55,200.00) for the first year of this Agreement, payable in equal bi-monthly installments of
Two Thousand, Three Hundred and No/100 Dollars ($2,300.00) each.
Each year thereafter, Employee's salary shall be increased a minimum of ten percent (10%) per annum. Employer shall make
appropriate deductions from Employee's salary for customary
withholding taxes and other employment taxes as required for salaried compensation under Federal and State tax laws. The above-
described salary shall be in addition to any bonuses (in cash or stock), which shall be given from time to time at the discretion of the President.
           B. Stock Grant. Upon execution of this Agreement and in order to further encourage Employee to remain in the service of the Employer, Employee is hereby awarded thirteen thousand (13,000)
shares of Employer's Common Stock, $.01 par value per share (the
"Common Stock"), ten thousand (10,000) of which shall be issued as of the Effective Date and three thousand (3,000) of which shall be issued as of July 31, 1995.  The 13,000 shares granted hereunder
(the "Shares") shall be subject to the following vesting schedule:
                                                  Aggregate
                      Date                   Number of Shares Vested

           April 15, 1996                          3,250
           April 15, 1997                          6,500
           April 15, 1998                          9,750
           April 15, 1999                         13,000

           C. Tax Reimbursement. Employer shall reimburse Employee for the federal income tax liability incurred by Employee which is attributable solely to the issuance of the Shares, as well as any additional tax liability that is attributable to the sums to be reimbursed hereunder (collectively, the "Tax Reimbursement").
Employer and Employee estimate that such Tax Reimbursement shall equal approximately Thirty-Six Thousand Dollars ($36,000). The estimated Tax Reimbursement shall be paid to Employee in nine (9) equal monthly installments of Four Thousand Dollars ($4,000), payable on the last day of each month, beginning July 31, 1995, with a final installment to be paid on March 31st, 1996. In the event that Employee's actual Tax Reimbursement exceeds $36,000, Employer shall reimburse Employee for such additional amount on or before the date on which the actual tax liability is due. In the event that Employee's actual Tax Reimbursement is less than $36,000, Employee shall promptly refund the amount of the overpayment to Employer.
           D. Certain Purchase Rights. At any time after the Effective Date and prior to the date on which an active trading market exists in the Common Stock (as evidenced by the Common Stock's listing on the New York Stock Exchange, the American Stock Exchange, or the
NASDAQ National Market System), Employee shall give Employer written notice if he desires to sell any of the Shares. On receipt of such notice, Employer and Employee shall seek to agree on a purchase price for the Shares (the "Purchase Price"). If Employee and Employer agree on a Purchase Price, the amount so agreed upon shall be the Purchase Price. If Employer and Employee cannot reach agreement within fifteen (15) days of the Employee's notice to Employer, the Purchase Price shall be determined by appraisal by one or more nationally recognized securities brokerage firms having offices in more than ten states in the United States ("Appraiser") in accordance with the following procedure.
                      1. 1.If Employer and Employee agree on a single Appraiser, the fair market value of the Shares as determined by such Appraiser shall constitute the Purchase Price. In such event, the fees and expenses of the Appraiser shall be paid jointly by Employee and Employer.
                      2. 2.If Employer and Employee cannot agree on a single Appraiser within twenty (20) days following the date of Employee's notice, Employer and Employee shall each designate an Appraiser and promptly notify the other party of such designation. Each
Appraiser shall be instructed to value the Shares as a single unit, and each shall render an opinion of the fair market value of the Shares within thirty (30) days after their designation. The
Purchase Price in this event shall be the average of the Appraisers' determinations of fair market value of the Shares.
Each of Employer and Employee shall pay the respective fees and expenses of their appointed Appraiser.
                      3.Each Appraiser may consider any information, facts, and circumstances which it deems relevant to determine the fair market value of the Shares.
                      4.Employer and Employee shall each cooperate fully with the designated Appraiser or Appraisers.
                      Nothing contained in this Section 6D. shall require the Employer to purchase the Shares; but in the event that Employer does not purchase the Shares within ten (10) days of the determination of the Purchase Price pursuant to the procedure set forth in this Section, Employer shall pay the fees and expenses of all Appraisers and Employee may sell the Shares in any manner he desires, subject only to applicable securities laws.
           E. Investment Intent The Employee understands that the Shares are "restricted" securities within the meaning of the Securities Act of 1933, as amended (the "Act"), and the Employee represents that such securities are being acquired by him for investment, and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Act.
                      Employee further acknowledges and agrees that certificates for the Shares delivered to him will bear the following legend:
SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
STATE SECURITIES LAWS.  THE SHARES MAY NOT BE OFFERED FOR SALE,
SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE
HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH,
IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE,
TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL
OR STATE SECURITIES LAWS.

           F. Adjustments and Assumptions. The number of Shares awarded hereunder shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common
Stock resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.
Notwithstanding the foregoing, no adjustment shall be made upon the issuance of new shares of Common Stock for fair consideration.
              Employer and Employee intend that Employee, together with members of his immediate family, shall own, or through the grant of the Shares be entitled to own, at least five percent (5%) of the outstanding shares of Common Stock (the "Employees' Stock
Position").
           G. Other Benefits. Employee shall be entitled to vacation pay in accordance with Employer's written corporate policy and to additional paid or unpaid vacation as approved by the President. Such vacation shall be on a calendar year basis.
Beginning with the Effective Date, Employee shall be entitled to three (3) weeks vacation pay. In addition, Employee shall be entitled to such holidays and sick leave as well as other benefits, including fringe benefits, provided other employees of Employer and other benefits as may be agreed to by the parties.
           H. Miscellaneous Expenses. Employer shall promptly reimburse Employee for all reasonable and necessary expenses incurred or paid by Employee incident to Employee's employment under this Agreement, including without limitation reasonable business entertainment. and other reasonable and necessary expenses directly associated with Employer's business.
           Section VI.:                     Termination of Employment.
This Agreement may be terminated by either party at any time when
Employer and Employee shall mutually agree in writing.
           A. This Agreement may be terminated at Employer's option for cause. For purposes of this Agreement cause shall exist only if (i) Employee materially defaults in the performance of his duties hereunder and fails to cure such default within ten (10) days after written notice thereof has been delivered to Employee by Employer, or (ii) Employee commits any material act of fraud or malfeasance bearing on Employee's performance of his duties hereunder.
           B. This Agreement may likewise be terminated at Employer's option in the event Employee becomes Disabled. For the purposes this Agreement, "Disabled" shall mean an illness or injury that renders Employee unable to reasonably perform his essential functions for a continuous period of six (6) months or longer;
provided, however, that Employer shall make reasonable and necessary accommodations to enable Employee to perform such functions. During any period of disability prior to termination of this Agreement, Employee shall be paid his regular compensation as defined hereinabove; and provided, further, that Employer's payments of such compensation shall be directly reduced by any amounts actually paid to Employee pursuant to any disability insurance policy purchased by Employer.
           C. This Agreement may be terminated at Employee's option upon a Change of Control of Midcoast. As used herein, "Change of Control" means (i) the sale of all or substantially all of the assets of Midcoast to any person (other than a wholly-owned subsidiary of Midcoast) or related group (as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934) of persons
(other than a wholly-owned subsidiary of Midcoast) as an entirety or substantially as an entirety in one transaction or series of related transactions, (ii) the first day on which a majority of the members of the board of directors of Midcoast are not Continuing
Directors (i.e., any member of the board of directors who is a member of the board of directors on the date hereof or who was nominated for election to the board of directors with the affirmative vote of 2/3 of the Continuing Directors who are members of the board of directors at the time of such nomination or election), (iii) the acquisition by any person or group (as so defined) or persons (other than a wholly-owned subsidiary of Midcoast) of more than fifty percent (50%) of the total voting power entitled to vote generally in the election of the directors, managers or trustees of Midcoast, or (iv) the liquidation or dissolution of Midcoast. In the event Employee elects to terminate his employment under this provision, Employee shall receive a lump sum payment equal to fifty percent (50%) of Employee's then current annual salary upon written notice of such election.
           D. This Agreement shall automatically terminate upon Employee's death.
           E. This Agreement may be terminated, at Employee's sole option, in the event that Employee's Stock Position is reduced to less than five percent (5%) of Employer's outstanding Common Stock on a fully diluted basis, unless such reduction is accompanied by a proportionate reduction in the Common Stock ownership of Messrs.
Steve Herbst and Kenneth Holmes and Midcoast Natural Gas, Inc. (the "Principal Stockholders"), or their respective successors or assigns. Notwithstanding the foregoing, Employee shall have no rights pursuant to this section and no breach of any provision of this Agreement shall be deemed to have occurred, if a Principal
Stockholder increases his or its ownership position by virtue of the conversion of shares of Midcoast's 5% Cumulative Preferred
Stock to Common Stock. Moreover, the issuance of Preferred Stock or other stock senior to the Common Stock for fair consideration shall not entitle the Employee to terminate this Agreement pursuant to this provision.
           F. In the event this Agreement is terminated under Paragraphs 6C., 6E., or 6F., the full amount of compensation remaining to be paid during the primary term of this Agreement shall be paid to Employee or to his surviving heirs, as determined at law or according to his Last Will and Testament, as applicable, in a lump sum discounted to reflect the current value of all future payments due hereunder at a discount rate of twelve percent (12%).
           G. Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement is terminated by an action on the part of the Employee or pursuant to Section 6B. prior to the vesting of all the Shares issued hereunder, only the Shares which were vested at the time of the termination of the Agreement shall be held by the Employee with no risk of forfeiture. In the event of termination of this Agreement pursuant to Section 6C., 6D., 6E. or 6F., all Shares issued to the Employee hereunder shall immediately vest in full.
           Section VII.:   Non-Disclosure of Confidential Information.
           During the continuation of his employment hereunder, and at all times thereafter, Employee shall keep with absolute secrecy and shall not reveal, disclose, or publish to any person or entity other than the President or other persons designated by the President, or otherwise utilize (other than for the proper performance of Employee's duties) any information of a confidential or secret nature, including, without limitation, all trade secrets, designs, inventions, computer software or other electronic data, financial information, customer lists and business prospects concerning the specific affairs of the Employer or any person or entity owned by or owning, whole or in part, the Employer
("Confidential Information"). Except for information generated by Employee during the course of his employment or otherwise available to Employee by and through his Chief Engineer's position and training, for a period of one (1) year after termination of this Agreement, Employee shall not utilize the Confidential Information to compete any manner with Employer with respect to Employer's then active accounts or customers.
           Section VIII.:                   General Provisions.
           A. Notices. Any notice or other communications given or made under or pursuant to this Agreement shall be given in writing, shall be effective on receipt, and may be delivered to the relevant party or sent by first class, postage prepaid, or sent by telefax or facsimile transmission addressed to each party at the following address or such other address as any party may hereafter designate by written notice:
Employer
EmployeeMidcoast Energy Resources, Inc.
Attention: Dan C. Tutcher
1100 Louisiana, Suite 3030
Houston, Texas 77002
Telephone: (713) 650-8900
Facsimile: (713) 650-3232
I.J. Berthelot, II
2636 Silver Falls Drive
Kingwood, Texas 77339

Telephone: (713) 358-3327
Facsimile: (713) 358-7999
           B. Other Agreements. This Agreement constitutes the entire agreement of the parties hereto, expressly superseding all prior understandings, commitments, and agreements other than those expressly referred to in this Agreement, whether written or oral between Employer and Employee.
           C. Governing Law.This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Texas.
           D. No Waiver. The failure of either party to insist in one or more instances on the performance of any of the terms or conditions of this Agreement shall not be considered as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition.
           E. Severability. If any provision of this Agreement shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby.
           F. Headings. Any headings or titles of sections or paragraphs are for convenience only and shall not limit nor amplify the provisions of this Agreement.
           G. Binding Agreement. This Agreement shall inure to the benefit of and be binding on the undersigned parties and their respective heirs, executors, successors, and assigns. Neither party hereto may assign any or all of such party's rights or obligations hereunder without prior written consent of the other party hereto.
           In Witness Hereof, the parties hereto have executed this Agreement, effective as of the day and year first set forth above.
EMPLOYER:
Midcoast Energy Resources, Inc.


By: ____________________________
    Dan C. Tutcher, President


EMPLOYEE:


____________________________